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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

     The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.

Dated: August 9, 2005

                                ARTISAN INVESTMENT CORPORATION
                                for itself and as general partner of
                                ARTISAN PARTNERS LIMITED PARTNERSHIP


                                By: Lawrence A. Totsky*
                                    --------------------------------------------

                                ANDREW A. ZIEGLER


                                Andrew A. Ziegler*
                                ------------------------------------------------

                                CARLENE MURPHY ZIEGLER


                                Carlene Murphy Ziegler*
                                ------------------------------------------------


                                *By: /s/ Lawrence A. Totsky
                                     -------------------------------------------
                                     Lawrence A. Totsky
                                     Chief Financial Officer of Artisan
                                     Investment Corporation
                                     Attorney-in-Fact for Andrew A. Ziegler
                                     Attorney-in-Fact for Carlene Murphy Ziegler

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